Tidal Trust III 485BPOS

Exhibit 99(e)(i)(xvi)

FORM OF NINETEENTH AMENDMENT

TO ETF DISTRIBUTION AGREEMENT

This nineteenth amendment (“Amendment”) to the ETF Distribution Agreement dated as of June 18, 2024 (the “Agreement”), by and between Tidal Trust III (the “Trust”) and Foreside July 22, 2026 (the “Effective Date”).

WHEREAS, The Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TIDAL TRUST III		FORESIDE FUND SERVICES, LLC

By:		By:
Name:	Eric Falkeis	Name:	Teresa Cowan

Title:	President	Title:	President

EXHIBIT A

TradersAI Large Cap Equity & Cash ETF

Rockefeller Opportunistic Municipal Bond ETF

Rockefeller California Municipal Bond ETF

Rockefeller New York Municipal Bond ETF

Rockefeller Global Equity ETF

Rockefeller U.S. Small-Mid Cap ETF

4E Quality Growth ETF

GammaRoad Market Navigation ETF

Impact Shares Women's Empowerment ETF

Impact Shares NAACP Minority Empowerment ETF

VistaShares Artificial Intelligence Supercycle ETF

VistaShares Electrification Supercycle ETF

Fundstrat Granny Shots US Large Cap ETF

Ned Davis Research 360º Dynamic Allocation ETF

Ned Davis Research 360º Core Equity ETF

Ninepoint North American Energy Independence ETF

Ninepoint Energy Income ETF

The BeeHive ETF

NestYield Total Return Guard ETF

NestYield Dynamic Income ETF

NestYield Visionary ETF

USCF Daily Target 2X Copper Index ETF

Battleshares™ NVDA vs INTC ETF

Battleshares™ AMZN vs M ETF

Battleshares™ COIN vs WFC ETF

Battleshares™ MSTR vs JPM ETF

Battleshares™ NFLX vs CMCSA ETF

Battleshares™ LLY vs YUM ETF

Battleshares™ GOOGL vs NYT ETF

TH GARP Global Rising Leaders ETF

TH GARP India Rising Leaders ETF

PEO AlphaQuest Thematic PE ETF

World Dynamic Momentum Leaders ETF

VistaShares Target 15 Berkshire Select Income ETF

VistaShares Target 15 USA Momentum Income ETF

VistaShares Target 15 USA Value Income ETF

VistaShares Target 15 USA Quality Income ETF

VistaShares Target 15 USA Low Volatility Income ETF

Intech S&P Large Cap Diversified Alpha ETF

Intech S&P Small-Mid Cap Diversified Alpha ETF

MRP SynthEquity ETF

Alpha Brands™ Consumption Leaders ETF

VistaShares Animal Spirits Strategy ETF

Azoria Golden Age ETF

Battleshares™ Bitcoin vs Ether ETF

Battleshares™ Ether vs Bitcoin ETF

Battleshares™ Bitcoin vs Gold ETF

Battleshares™ Gold vs Bitcoin ETF

VistaShares Target 15 ACKtivist Distribution ETF VistaShares ACKtivist Select ETF
VistaShares BigShort Select ETF VistaShares Target 15 BigShort Distribution ETF VistaShares
Berkshire Select ETF

VistaShares DRUKMacro Select ETF VistaShares Target 15 DRUKMacro Distribution ETF

NovaTide Flexible Allocation ETF

VistaShares BitBonds 1-3 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 5 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 10 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 20 Yr Enhanced Weekly Distribution ETF

VistaShares Bitcoin Treasury Income ETF

VistaShares Ethereum Treasury Income ETF

VistaShares Ethereum Treasury ETF

VistaShares IPO and Income ETF

VistaShares Target 15™ International Innovators Income ETF

VistaShares Target 15™ European High Dividend Payers Income ETF

VistaShares Target 15™ S&P 100 Distribution ETF

VistaShares Target 15™ Global 100 Distribution ETF

Fundstrat Granny Shots US Small- & Mid-Cap ETF

Fundstrat Granny Shots US Large Cap & Income ETF

VistaShares DIVBoost Dividend Leaders Distribution ETF

VistaShares DIVBoost Dividend Champions Distribution ETF

VistaShares DIVBoost Sector Distribution ETF

VistaShares DIVBoost High Yield Bond Distribution ETF

VistaShares DIVBoost REIT Distribution ETF

VistaShares DIVBoost Energy Distribution ETF

VistaShares DIVBoost Utilities Distribution ETF

VistaShares TEPRTantrum Contrarian Select ETF

VistaShares Target 15 TEPRTantrum Contrarian Distribution ETF

VistaShares TPLoeb Event Driven Select ETF

VistaShares Target 15 TPLoeb Event Driven Distribution ETF

VistaShares TIGR Cub NextGen Select ETF

VistaShares Target 15 TIGR Cub NextGen Distribution ETF

VistaShares LAFFTech Select ETF

VistaShares Target 15 LAFFTech Distribution ETF

VistaShares HRVD Select ETF

VistaShares Target 15 HRVD Distribution ETF

VistaShares GATE Endowment Select ETF

VistaShares Target 15 GATE Endowment Distribution ETF

VistaShares Gulf Sovereign Select ETF

VistaShares Target 15 Gulf Sovereign Distribution ETF

VistaShares Nordic Wealth Select ETF

VistaShares Target 15 Nordic Wealth Distribution ETF

Worth Charting Options Income ETF

VistaShares Space Supercycle ETF

VistaShares Robotics Supercycle ETF

VistaShares Defense Supercycle ETF

VistaShares Shield S&P 500 Enhanced Protection ETF

VistaShares Shield MSCI EAFE Enhanced Protection ETF

VistaShares Shield MSCI EM Enhanced Protection ETF

VistaShares Shield Russell 2000 Enhanced Protection ETF

VistaShares Shield Nasdaq 100 Enhanced Protection ETF

VistaShares Shield Diversified Equity Enhanced Protection ETF

VistaShares Shield Diversified Commodity Enhanced Protection ETF

VistaShares Shield Diversified Income Enhanced Protection ETF

Alki Consolidated Income ETF

Aura AI Photonics ETF

VistaShares AI Computing Power ETF